Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(23,803,990)
Realized Gain (Loss) on Swap Contracts	(7,441,587)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(24,282,440)
Unrealized gain (loss) on Fair Value of Swap Contracts	(2,074,808)
Dividend Income	2,292,949
Interest Income	927,644
ETF Transaction Fees	23,000
Total Income (Loss)	$(54,359,232)

Expenses
General Partner Management Fees	$357,015
Professional Fees	189,297
Brokerage Commissions	116,058
Directors' Fees and insurance	11,734
License fees	11,900
Total Expenses	$686,004
Net Income (Loss)	$(55,045,236)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/25	$894,419,316
Additions (6,300,000 Shares)	469,002,088
Withdrawals ((4,400,000) Shares)	(325,601,030)
Net Income (Loss)	(55,045,236)

Net Asset Value End of Month	$982,775,138
Net Asset Value Per Share (13,123,603 Shares)	$74.89

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596